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This announcement is neither an offer to purchase nor a solicitation of an offer to sell Shares. The Offer is made solely by the Offer to Purchase, dated February 9, 1996, and the related Letter of Transmittal. Capitalized terms not defined in this notice are defined in the Offer to Purchase. The Offer is not being made to, nor will tenders be accepted from or on behalf of, owners of Shares in any jurisdiction in which making or accepting the Offer would violate the laws of such jurisdiction.


                      NOTICE OF OFFER TO PURCHASE FOR CASH

                                       BY

                              GRIFFON CORPORATION

                   UP TO 2,000,000 SHARES OF ITS COMMON STOCK
            (INCLUDING THE ASSOCIATED COMMON STOCK PURCHASE RIGHTS)
                      AT A PURCHASE PRICE NOT GREATER THAN
                      $10.25 NOR LESS THAN $9.50 PER SHARE

     Griffon Corporation, a Delaware corporation (the "Company"), invites stockholders to tender shares of its common stock, par value $.25 per share (the "Shares"), including the associated Common Stock Purchase Rights (the "Rights"), at prices, net to the seller in cash, not greater than $10.25 nor less than $9.50 per Share, specified by tendering stockholders, upon the terms and subject to the conditions set forth in the Offer to Purchase, dated February 9, 1996 (the "Offer to Purchase"), and in the related Letter of Transmittal (which together constitute the "Offer"). Unless the Rights are redeemed by the Company, a tender of Shares will also constitute a tender of the associated Rights. Unless the context requires otherwise, all references herein to Shares shall include the associated Rights.

     THE  OFFER  IS NOT  CONDITIONED  ON ANY  MINIMUM  NUMBER  OF  SHARES  BEING
TENDERED.

         --------------------------------------------------------------

         THE OFFER, PRORATION PERIOD AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON FRIDAY, MARCH 8, 1996, UNLESS THE OFFER IS EXTENDED (THE "EXPIRATION TIME").

         --------------------------------------------------------------

     The Company will, upon the terms and subject to the conditions of the Offer, determine a single per Share price (not greater than $10.25 nor less than $9.50 per Share) that it will pay for Shares properly tendered and not withdrawn pursuant to the Offer (the "Purchase Price"), taking into account the number of Shares so tendered and the prices specified by tendering stockholders. The Company will select the lowest Purchase Price which will allow it to buy 2,000,000 Shares (or such lesser number as are properly tendered and not withdrawn at prices not greater than $10.25 nor less than $9.50 per Share) pursuant to the Offer, or such greater number of Shares as the Company may elect to purchase. All Shares properly tendered and not withdrawn at prices at or below the Purchase Price will be purchased at the Purchase Price, net to the seller in cash, upon the terms and subject to the conditions of the Offer, including the proration terms thereof. For purposes of the Offer, the Company will be deemed to have accepted for payment (and thereby purchased), subject to proration, Shares which are properly tendered and not withdrawn at or below the Purchase Price when, as and if it gives oral or written notice to the Depositary of its acceptance of such Shares for payment pursuant to the Offer. In all cases, payment for Shares tendered and accepted for payment pursuant to the Offer will be made only after timely receipt by the Depositary of certificates for such Shares (or a timely confirmation of a book-entry transfer of such Shares into the Depositary's account at one of the Book-Entry Transfer Facilities (as defined in the Offer to Purchase)), a properly completed and duly executed Letter of Transmittal (or facsimile thereof) and any other documents required by the Letter of Transmittal.

     Upon the terms and subject to the conditions of the Offer, in the event that prior to the Expiration Time a greater number of Shares is properly tendered and not withdrawn at or below the Purchase Price than the Company will accept for purchase, the Company will accept Shares for purchase in the following order of priority: (a) first, all Shares properly tendered and not withdrawn at or below the Purchase Price by or on behalf of any stockholder who beneficially owned as of the close of business on February 6, 1996, and continues to beneficially own as of the Expiration Time, an aggregate of fewer than 100 Shares, who tenders all such Shares at or below the Purchase Price (partial tenders will not qualify for this preference) and who completes the box captioned "Odd Lots" on the Letter of Transmittal and, if applicable, on the Notice of Guaranteed Delivery, and (b) then, after purchase of all of the foregoing Shares, all other Shares properly tendered and not withdrawn at or below the Purchase Price before the Expiration Time on a pro rata basis (with adjustments to avoid purchases of fractional Shares).

     The Company is making the Offer because its Board of Directors believes that, given the Company's businesses, assets and prospects and the current market price of the Shares, the purchase of the Shares is an attractive investment for the Company. In addition, the Offer provides stockholders who are considering a sale of all or a portion of their Shares the opportunity to sell those Shares for cash at a price that is greater than the market price prevailing immediately prior to announcement of the Offer without the usual transaction costs associated with open-market sales.

     NEITHER THE COMPANY NOR ITS BOARD OF DIRECTORS MAKES ANY RECOMMENDATION TO ANY STOCKHOLDER AS TO WHETHER TO TENDER OR REFRAIN FROM TENDERING SHARES. EACH STOCKHOLDER MUST MAKE HIS OWN DECISION WHETHER TO TENDER SHARES AND, IF SO, HOW MANY SHARES TO TENDER AND AT WHICH PRICE OR PRICES. NO DIRECTOR OR OFFICER OF THE COMPANY INTENDS TO TENDER ANY SHARES PURSUANT TO THE OFFER.

     The Company expressly reserves the right, in its sole discretion, at any time or from time to time, to extend the period of time during which the Offer is open by giving oral or written notice of such extension to the Depositary, followed by a public announcement thereof no later than 9:00 a.m., New York City time, on the next business day after the previously scheduled Expiration Time.

     Except as otherwise provided in the Offer, tenders of Shares pursuant to the Offer are irrevocable. Shares tendered pursuant to the Offer may be withdrawn at any time before the Expiration Time and, unless theretofore accepted for payment by the Company, may also be withdrawn after 12:00 midnight, New York City time, on Friday, April 5, 1996. For a withdrawal to be effective, the Depositary must timely receive (at its address set forth on the back cover of the Offer to Purchase) a written, telegraphic or facsimile transmission notice of withdrawal. Such notice of withdrawal must specify the name of the person who tendered the Shares to be withdrawn, the number of Shares to be withdrawn and the name of the registered holder, if different from that of the person who tendered such Shares. If the certificates have been delivered or otherwise identified to the Depositary, then, prior to the release of such certificates, the tendering stockholder must also submit the serial numbers shown on the particular certificates evidencing the Shares and the signature on the notice of withdrawal must be guaranteed by an Eligible Institution (as defined in the Offer to Purchase) (except in the case of Shares tendered by an Eligible Institution). If Shares have been tendered pursuant to the procedure for book-entry transfer set forth in Section 3 of the Offer to Purchase, the notice of withdrawal must specify the name and number of the account at the applicable Book-Entry Transfer Facility to be credited with the withdrawn Shares and otherwise comply with the procedures of such facility.

     THE OFFER TO PURCHASE AND LETTER OF TRANSMITTAL CONTAIN IMPORTANT INFORMATION WHICH SHOULD BE READ BEFORE STOCKHOLDERS DECIDE WHETHER TO ACCEPT OR REJECT THE OFFER. They have been mailed to record holders of Shares and have been furnished to brokers, banks and similar persons whose names, or the names of whose nominees, appear on the Company's stockholder list (or, if applicable, who are listed as participants in a clearing agency's security position listing) for transmittal to beneficial owners of Shares.

     THE INFORMATION REQUIRED TO BE DISCLOSED BY RULE 13e-4(d)(1) PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, IS CONTAINED IN THE OFFER TO PURCHASE AND IS INCORPORATED IN THIS NOTICE BY REFERENCE.

     Please contact the Depositary for copies of the Offer to Purchase, the related Letter of Transmittal and other tender offer materials. The Depositary will furnish copies promptly at the Company's expense.

                                The Depositary:

                    AMERICAN STOCK TRANSFER & TRUST COMPANY

  By Mail, By Hand or By Overnight Courier:       Facsimile Transmission:

              40 Wall Street                           (718) 234-5001
                46th Floor
         New York, New York 10005                   Confirm by Telephone:
              (212) 936-5100                           (718) 921-8222

               For Information, Contact Shareholder Relations at:

                                 (800) 937-5449

February 9, 1996

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